UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

Genasys Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16262 West Bernardo Drive
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 676-1112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2025, Genasys Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Nicoya Capital LLC, Nicoya Fund LLC and Nicoya Genasys-SPV LLC (the “Investor Parties”). Pursuant to the Cooperation Agreement, the Company agreed to, among other things, increase the number of members of the Board of Directors of the Company (the “Board”) from six to seven members and appoint R. Rimmy Malhotra to the Board and to the Audit Committee of the Board, each effective January 15, 2025.

Pursuant to the Cooperation Agreement, the Investor Parties agreed to abide by certain standstill restrictions and voting commitments, subject to certain limited exceptions, during the term of the Cooperation Agreement. The Cooperation Agreement also includes procedures regarding the replacement of Mr. Malhotra and a mutual non-disparagement provision. The Cooperation Agreement will remain effective until the earlier of (a) the date that is 15 calendar days prior to the deadline set forth in the Company’s Restated Bylaws for the stockholder nomination of director candidates for election to the Board at the Company’s 2026 annual meeting of stockholders, (b) any material breach of the Cooperation Agreement by the Investor Parties, Mr. Malhotra or any director appointed to replace Mr. Malhotra not being cured within five business days’ written notice by the Company to the Investor Parties; provided that the Company is not then in material breach of the Cooperation Agreement, or (c) five days after the resignation of Mr. Malhotra from the Board and delivery by the Investor Parties to the Company of a written representation that the Investor Parties irrevocably waive their right to appoint a director to replace Mr. Malhotra.

The Cooperation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Cooperation Agreement herein is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Cooperation Agreement, on January 14, 2025, the Board increased the number of members of the Board to seven and appointed Mr. Malhotra as a member of the Board, effective January 15, 2025, with an initial term expiring at the 2025 annual meeting of stockholders of the Company. Mr. Malhotra was also appointed to the Audit Committee of the Board. The Board has determined that Mr. Malhotra is independent under Nasdaq Stock Market listing standards.

Except for the Cooperation Agreement, there is no arrangement or understanding between Mr. Malhotra and any other person pursuant to which Mr. Malhotra was selected to serve as a director of the Company, and there are no related person transactions involving Mr. Malhotra that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Consistent with the Company’s standard compensation arrangements for non-employee directors, Mr. Malhotra will receive (a) an annual cash retainer equal to $30,000, which is paid in equal quarterly installments and is prorated for partial year service, (b) an initial grant of 5,000 restricted stock units upon his appointment to the Board and (c) an annual grant of 30,000 restricted stock units at each annual meeting of stockholders of the Company at which he is re-elected to the Board.

The Company also intends to enter into an Indemnification Agreement with Mr. Malhotra in the form filed with the U.S. Securities and Exchange Commission on June 17, 2013 as Exhibit 10.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On January 16, 2025, the Company issued a press release announcing its appointment of Mr. Malhotra to the Board and to the Audit Committee of the Board pursuant to the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference to this Item 7.01 herein.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated as of January 14, 2025, among Genasys Inc. and Nicoya Capital LLC, Nicoya Fund LLC and Nicoya Genasys-SPV LLC.

99.1	Press release of Genasys Inc. dated January 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genasys Inc.

Date:	January 16, 2025	By:	/s/ RICHARD S. DANFORTH
Richard S. Danforth Chief Executive Officer